Exhibit 99.1

Service Corporation International Completes Offering of $550 Million of Senior Notes and Announces Redemption of Senior Notes Due 2018

HOUSTON, December 12, 2017 — Service Corporation International (NYSE: SCI) (the “Company”) announced today that it has successfully completed its previously announced public offering of $550 million aggregate principal amount of 4.625% Senior Notes due 2027. J.P. Morgan acted as the lead joint book-running manager for the offering. The Company will use net proceeds from the offering, together with additional borrowings, to refinance its existing credit facilities and redeem outstanding notes, and pay related fees and expenses.

In connection with the closing of the offering, the Company has issued a notice for the redemption of approximately $250 million aggregate principal amount of its 7.625% Senior Notes due 2018 pursuant to the terms of the indenture. The Bank of New York Mellon Trust Company, N.A. is the redemption agent/paying agent and may be reached:

By Hand, Registered or Certified Mail, or Overnight Delivery

The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon

ATTN: CT Ops

111 Sanders Creek Pkwy

East Syracuse, New York 13057

By Mail

The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon

111 Sanders Creek Pkwy

East Syracuse, New York 13057

This press release does not constitute an offer to sell, nor the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful. The notes will be offered only by means of a prospectus supplement and accompanying base prospectus. This press release does not constitute a notice of redemption with respect to the notes being redeemed.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” or “predict,” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that the Company believes are reasonable; however, many important factors could cause the Company’s actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of the Company. There can be no assurance that future dividends will be declared. The actual declaration of future dividends, and the establishment of record and payment dates, is subject to final determination by the Company’s Board of Directors each quarter after its review of the Company’s financial performance. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, restrictions on the payment of dividends under existing or future credit agreements or other financing arrangements; changes in tax laws relating to corporate dividends; a determination by the Board of Directors that the declaration of a dividend is not in the best interests of the Company and its shareholders; an increase in the Company’s cash needs or a decrease in available cash; or a deterioration in the Company’s financial condition or results. For further information on these and other risks and uncertainties, see the Company’s Securities and Exchange Commission filings, including its 2016 Annual Report on Form 10-K/A. Copies of this document as well as other SEC filings can be obtained from the website at http://www.sci-corp.com. The Company has no obligation and makes no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International, headquartered in Houston, Texas, is North America’s leading provider of deathcare products and services. At September 30, 2017, it owned and operated 1,509 funeral homes and 476 cemeteries (of which 287 are combination locations) in 45 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through its businesses, the Company markets the Dignity Memorial® brand, which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit the website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.